Exhibit 10.6

                             JOHN H. HARLAND COMPANY
                             1999 Stock Option Plan
                           Restricted Stock Agreement

         This Restricted Stock Agreement evidences the grant by John H. Harland Company (the "Company") of restricted shares of Common Stock of the Company ("Restricted Stock") to the employee named below ("Employee") pursuant to
Section 8 of the Company's 1999 Stock Option Plan (the "Plan"). All of the terms, conditions and definitions set forth in the Plan are incorporated herein, and the grant of the Restricted Stock is subject to all of the terms and conditions set forth in the Plan and in this Agreement.

                              Terms and Conditions

1.       Name of Employee:
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2.       Grant Date.         The Grant Date is February 16, 2001.
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3.       Number of Shares.   The Restricted Stock grant is              shares.
         ----------------                                 --------------

4.       Dividends and Voting.  Employee shall have all  shareholder  voting
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         rights and rights to dividends paid in cash with respect to the
         Restricted Stock. The Company shall retain any dividends paid in stock subject to Sections 5 and 6.

5.       Holding and Transfer of Stock  Certificate.  The Company shall issue
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         the Restricted Stock in the name of Employee subject to the condition that the Company hold the same for a period of five years from the Grant Date. Unless Employee forfeits the Restricted Stock pursuant to
         Section 6, the Company shall transfer physical custody of the Restricted Stock to Employee on the fifth anniversary of the Grant Date, free of any forfeiture restrictions. Employee shall have no right to transfer or otherwise alienate or assign Employee's interest in any shares of Restricted Stock, except through the laws of descent and distribution, before physical custody is transferred by the Company to Employee. Notwithstanding the foregoing, the Restricted Stock shall become vested to the extent of 33 1/3% of the total number of shares set forth above if and when the closing price of the Company's Common Stock on the New York Stock Exchange is $22.50 or more for 10 consecutive trading days, and the remaining 66 2/3% of the award shall become vested when such closing price is $27.00 or more for 10 consecutive trading days. In addition, the forfeiture restrictions will lapse, and Employee's rights to the Restricted Stock shall become fully vested, in the event of a Change in Control of the Company, as defined in the Plan.

6.       Forfeiture Restriction. Employee shall completely forfeit any interest
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         in the Restricted Stock (and shall receive no consideration from the
         Company on account of such forfeiture) if Employee's employment with the Company terminates for any reason whatsoever prior to the fifth anniversary of the Grant Date, unless (a) the Committee administering the Plan in its sole discretion waives this forfeiture condition at the time of termination of employment, or (b) Employee's employment with the Company terminates by reason of disability, as determined by the Committee in its sole discretion, or death.

7.       Withholding. The Company shall have the right to reduce the number of
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         shares of Common Stock transferred to Employee in order to satisfy applicable federal, state and other withholding requirements, or to take any other action the Committee acting in its sole discretion deems applicable to the Restricted Stock.

8.       Employment  and  Termination.  Nothing in this  Agreement  shall give
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         Employee  the right to  continue in employment  by the Company or limit the right of the Company to terminate Employee's employment with or without cause at any time.

9.       Miscellaneous.  This Agreement shall be governed by the laws of the
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         State of Georgia.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                       John H. Harland Company


                                       By:




                                       Employee